Exhibit 1.1

CLARUS THERAPEUTICS, INC.

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:  February     , 2011

EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	List of Persons Subject to Lock-Up
Exhibit C	—	Form of Lock-Up Agreement
Exhibit D	—	Form of Opinion of Company Counsel
Exhibit E	—	Form of Intellectual Property Counsel Opinion
Exhibit F	—	Price-Related Information
Exhibit G	—	Issuer General Use Free Writing Prospectuses
Exhibit H	—	Issuer Pricing Free Writing Prospectus

i

CLARUS THERAPEUTICS, INC.

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

February     , 2011

Piper Jaffray & Co.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

Clarus Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement with Piper Jaffray & Co. (“Piper Jaffray”), Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Piper Jaffray and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 5,000,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company will advise you, prior to such filing, of all information (financial and other) that will be set forth therein.  Such prospectus, in the form first furnished to the

Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

Prior to the execution and delivery of this Agreement (in the case of clauses (a) and (b) below) and concurrently with (in the case of clauses (c), (d), and (e) below) the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c):

(a)           all consents, approvals, waivers and amendments necessary under any of the Stockholder Documents (as defined below) or the Company’s charter or bylaws in connection with any of the Pre-Closing Transactions (as defined below) or the offering or sale of the Securities or for the Company to enter into this Agreement or to perform its obligations hereunder shall have been obtained and shall be in full force and effect (collectively, the “Amendments and Waivers”),

(b)           the Company shall have effected a 1.82-for-one reverse stock split (the “Stock Split”),

(c)           the Company’s charter and by-laws shall have been amended and restated and such amended and restated charter shall have been filed with the Secretary of State of the State of Delaware (collectively, the “Amendment and Restatement”),

(d)           all of the outstanding shares of the Company’s Preferred Stock shall have been automatically converted into shares of Common Stock (the “Preferred Stock Conversion”), and

(e)           all of the Company’s outstanding convertible notes, and accrued interest thereunder, shall have converted into shares of Common Stock (the “Convertible Notes Conversion”),

all on the terms contemplated by the Pre-Pricing Prospectus and the Prospectus.  The Stock Split, the Amendments and Waivers, the Amendment and Restatement, the Preferred Stock Conversion and the Convertible Notes Conversion are hereinafter called, collectively, the “Pre-Closing Transactions”).

The following terms, as used herein, have the respective meanings set forth below:

(a)           “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of November 7, 2007, among the Company and the Investors named therein, as amended, supplemented or restated, if applicable and

(b)           “Stockholder Documents” means, collectively, the Registration Rights Agreement and the Voting Agreement, dated as of November 7, 2007, among the Company and certain other parties named therein.

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing

Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)     Compliance with Registration Requirements.  The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2)     Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing became effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each Closing Date and Option Closing Date (if any), neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)     Pre-Closing Transactions.  The Pre-Closing Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the fourth paragraph of this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus, and the Amendments and Waivers are in full force and effect.

(4)     Independent Registered Public Accountants.  The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

(5)     Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Financial Data” and “Selected Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.

(6)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and the Company has not sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Effect; and (C)  except for regular accruing dividends on the Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.

(7)     Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Illinois and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Illinois) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(8)     No Subsidiaries.  The Company has no subsidiaries.

(9)     Capitalization.  The authorized, issued and outstanding Capital Stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding Capital Stock of the Company will be as set forth in the column entitled “Pro Forma, As Adjusted” and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option, stock purchase or other equity inventive plans described in the General Disclosure Package and the Prospectus or pursuant to the exercise of options or convertible securities described in the General Disclosure Package and the Prospectus).  The shares of issued and outstanding Capital Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(10)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(11)   Authorization of Securities.  The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(12)   Description of Securities.  The Common Stock, the Preferred Stock, the authorized but unissued Preferred Stock and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto (taken as a whole) contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(13)   Absence of Defaults and Conflicts.  The Company is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the Organizational Documents of the Company or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of clause (ii) only, for any such violation that would not result in a Material Adverse Effect.

(14)   Absence of Labor Dispute.  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company has not been advised in writing or has otherwise not received any written notice of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(15)   Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration

Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(16)   Accuracy of Descriptions and Exhibits.  The information in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Our Intellectual Property,” “Business—Governmental Regulation and Product Approval,” “Business—Patents and Proprietary Rights,” “Business-Legal Proceedings,” “Description of Capital Stock,” “Executive Compensation—Stock and Benefit Plans,” “Executive Compensation—Employment Agreements and Severance Agreements” and “Material United States Tax Consequences for Non-U.S. Stockholders,” and the information in the Registration Statement under Item 14, in each case to the extent the description provided constitutes summaries of legal matters, agreements, documents or proceedings, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, as the case may be; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required by the 1933 Act or the 1933 Act Regulations.

(17)   Possession of Intellectual Property.  The Company owns, or possesses the right to use all patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, software,  domain names and other intellectual property including registrations and applications for registrations thereof (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Without limitation to the foregoing, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property owned by the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iii) the Company has complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; and (iv) to the Company’s knowledge, none of the Intellectual Property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees.

(18)   No Third-Party Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, other than rights to manufacture, produce and assemble its products in an amount that is immaterial and insignificant, and is not bound by any agreement that adversely affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(19)   Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any stockholder or creditor of the Company, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act or the 1933 Act Regulations except for the filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) (which filings shall be made as and when required and without reference to Rule 424(b)(8)), any filings required by Rule 433 (which filings shall be made as and when required by Rule 433) and the filing of any Rule 462(b) Registration Statement and except that no representation is made as to such as may be required under state or foreign securities laws.

(20)   Licenses and Permits.  The Company possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, the Company (i) is and at all times has been in compliance with all applicable statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”) and (ii) has not received any U.S. Food and Drug Administration (“FDA”) Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(21)   Title to Property.  The Company has good and marketable title in fee simple to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) are not, individually or in the aggregate, material to the Company, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company, and all such leases and subleases are in full force and effect; and the Company has not received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company, would not, individually or in the aggregate, result in a Material Adverse Effect.

(22)   Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(23)   Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(24)   Occupation Laws.  The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by the relevant governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that would reasonably be expected to form a good faith basis for or give rise to such actions, suits, investigations or proceedings.

(25)   Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus, otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this

Agreement, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements (including, without limitation, the Stockholder Documents) in connection with the transactions contemplated by this Agreement.

(26)   Parties to Lock-Up Agreements.  Each of the persons listed on Exhibit B hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit C hereto.  Exhibit B hereto contains a true, complete and correct list of all employees of the Company.

(27)   Nasdaq.  The outstanding shares of Common Stock and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Market.

(28)   FINRA Matters.  All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 2720 is true, complete and correct.

(29)   Tax Returns.  The Company has filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(30)   Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(31)   Accounting and Disclosure Controls.  The Company has taken all actions necessary to ensure that, within the time period required by applicable law, the Company will have established and will maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations).  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statements, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

The Company’s independent registered public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(32)   Compliance with the Sarbanes-Oxley Act.  The Company will comply with all applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans.

(33)   Absence of Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(34)   Statistical, Clinical and Market-Related Data.  Any statistical, clinical, medical, therapeutic, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect in all material respects the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives or their counsel.

(35)   Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(36)   Money Laundering Laws.  The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(37)   OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use any of the proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(38)   ERISA Compliance.  None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to its or their employment that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(39)   Certain Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company has no lending or similar relationship with any Underwriter or any bank of other lending institution affiliated with any Underwriter and (ii) the Company will not use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 2720) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined).

(40)   Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company of his or her resignation (or otherwise indicated to the Company an intention to resign within the next twelve months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(41)   Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(42)   Related Party Transactions.  There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the General Disclosure Package or the Prospectus that have not been described as required.

(43)   Stop Transfer Instructions.  The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit C hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as provided in such agreements); and, during the Lock-Up Period (as the same may be extended as provided in such agreements), the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(44)   Offering Materials.  Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing and any Permitted Free Writing Prospectuses (as defined in Section 16).

(45)   No Restrictions on Dividends.  The Company is not a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its Capital Stock except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(46)   Clinical Trials.  The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard applicable medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the

Registration Statement, the General Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or call into question in any material respect the trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; the Company has operated and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; the Company has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency requiring or threatening the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for same.  The Company is not aware of any studies, tests or trials the results of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus.  The Company has not received any written notices or other correspondence from the FDA, an Institutional Review Board or other governmental agency requiring or recommending the termination, suspension or material modification of any clinical trials conducted or intended to be conducted by, or on behalf of, the Company or in which the Company has participated.

(47)   Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(48)   Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(49)   Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the

Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(50)   No Subsidiaries.  The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(51)   Brokers.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(b)           Certificates.  Any certificate signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters the Initial Securities and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $     per share (the “Purchase Price”).

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to      Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10, nor in any event prior to the Closing Date.

(c)           Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on      , 2011 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Delivery of Securities.  Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives promptly in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and a summary of any oral comments and a draft of written responses thereto (if any)), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any document incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus, the Prospectus or any Issuer Free

Writing Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any such stop order is issued, to obtain the lifting thereof as soon as is practicable.

(b)           Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a reasonable number of copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request.  Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations applicable to the offering of the Securities, the Company will promptly notify the Representatives and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; provided, further that, without consent which consent the Company shall not unreasonably withhold, the Company shall not be required to qualify the Securities for sale in any foreign jurisdiction if it would thereafter be required to file periodic material statements or material reports under the laws of such jurisdiction to continue such qualifications.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as is reasonably practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)            Listing.  The Company will use its best efforts to effect the listing of the Securities on the Nasdaq Global Market as and when required by this Agreement.

(j)            Restriction on Sale of Securities.  During the Lock-Up Period (as may be extended pursuant to the provisions set forth in the next sentence), the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i)    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii)   file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement or any registration statements on Form S-8), or

(iii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.  Moreover, if:

(1)           during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Representatives waive, in writing, such extension.  In the event of any extension of the Lock-Up Period pursuant to the immediately preceding sentence, the Company shall notify the Representatives of such extension as promptly as practicable and in any event prior to the last day of the original Lock-Up Period.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(1)           issue Securities to the Underwriters pursuant to this Agreement,

(2)           issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and

(3)           issue shares of Common Stock (A) upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement; (B) upon the exercise of warrants outstanding on the date of this Agreement and described in the General Disclosure Package and the Prospectus, as those warrants are in effect on the date of this Agreement or (C) upon the conversion of convertible debt securities outstanding on the date of this Agreement and described in the General Disclosure Package and the Prospectus, as those debt securities are in effect on the date of this Agreement.

provided, however, that in the case of any issuance described in clause (2) and (3) above to a person or entity not listed on Exhibit B hereto, it shall be a condition to the issuance that each recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in form and substance substantially in the form of Exhibit C to this Agreement.

(k)           Reporting Requirements.  The Company, during the period when the Prospectus is required (or, but for the provisions of  Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule  173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus and any such Issuer Free Writing Prospectus.

(m)          During a period of five years commencing with the date hereof, upon written request by an Underwriter, the Company will furnish such Underwriter, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the FINRA or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the preparation of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto and the reasonable fees and disbursements of special Canadian counsel for the Underwriters in connection with the preparation of any Canadian wrapper up to an aggregate amount not to exceed $15,000, (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vi) the preparation, printing and delivery to the Underwriters of copies of any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (x) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged by the Company in connection with road show presentations, travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company (but not including representatives of the Underwriters) incurred and one-half of the cost of any aircraft chartered with the approval of the Representatives and the Company in connection with any such presentations or meetings; provided that the Company will only pay those fees and expenses of consultants or other third parties engaged in the production of road show slides and graphics and the production of any electronic road show to the extent that it has approved such engagement.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9 or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the documented fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) delivered pursuant to this Agreement to the Representatives or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Initial Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).

(b)           Opinion of Counsel for Company.  At Closing Date, the Representatives shall have received the opinions, dated as of Closing Date, of (A) Goodwin Proctor LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the counsel for the Underwriters, to the effect set forth in Exhibit D hereto and (B) Foley & Lardner LLP, Intellectual Property counsel for the Company (“Intellectual Property Counsel”), in form and substance satisfactory to the counsel for the Underwriters, to the effect set forth in Exhibit E hereto.

(c)           Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the opinion, dated as of Closing Date, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to matters set forth in clauses (1), (6), (7) (with respect to the second sentence of clause (7), solely as to preemptive rights arising under the charter or by-laws of the Company or the Delaware General Corporation Law), (10), (12) (solely as to the information in the Prospectus under “Description of Capital Stock—Common Stock”) and the antepenultimate paragraph of Exhibit D hereto.

(d)           Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the filing of the Prospectus), any material adverse change in the condition  (financial or other), results of operations, business, properties, management or prospects of the Company, whether or not arising in the ordinary course of business, except as disclosed in the General Disclosure Package and the Prospectus, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and  the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from McGladrey & Pullen, LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show), any Issuer Pricing Free Writing Prospectuses and the Prospectus and any amendments or supplements thereto.

(f)            Bring-down Comfort Letter.  At Closing Date, the Representatives shall have received from McGladrey & Pullen, LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g)           Approval of Listing.  At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(h)           Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(i)            No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)            Pre-Closing Transactions.  Concurrently with the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall be duly consummated  and the Representatives shall have received a copy of the amended and restated charter of the Company and such other evidence that the Pre-Closing Transactions have been or are being consummated as the Representatives may reasonably request.

(k)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on each Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)           Opinion of Counsel for Company.  The opinion of Company Counsel and Intellectual Property Counsel, each in form and substance satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2)           Opinion of Counsel for Underwriters.  The opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)           Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4)           Bring-down Comfort Letter.  A letter from McGladrey & Pullen, LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(l)            Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or as the Representatives may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)          Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17 and 18 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, employees, partners, members and agents, any of its affiliate involved in marketing or selling activities, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433)

that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all documented expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter by or on behalf of the Representatives specifically for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)           Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)  of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter by or on behalf of the Representatives specifically for use therein.  The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters by or on behalf of the Representatives specifically for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing

Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus:  (i) the information regarding the concession and reallowance appearing in the second paragraph under such caption, (ii) the legal and marketing name of the Underwriters and (iii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the ninth, tenth and eleventh paragraphs under such caption.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows:  counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representatives; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) and separate from the indemnifying parties’ own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for fees and expenses of counsel as contemplated by this Section 6 prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by or on behalf of the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partner, member and agent of any Underwriter, each affiliate, involved in marketing or selling activities, of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered pursuant to this Agreement to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company, whether or not arising in the ordinary course of business, which, in the Representatives’ sole judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities or Option Securities (if any), or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or way by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE Amex has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or preferred stock under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or preferred stock has been placed on negative outlook.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17 and 18 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)     if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone).  Notices to the Underwriters shall be directed to the Representatives at Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, fax no. 612-303-1070 and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York  10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 1-800-326-5897) and notices to the Company shall be directed to it at 555 Skokie Boulevard, Suite 340, Northbrook, Illinois, Attention of Steven A. Bourne, fax no. 847-562-4306 (with such fax to be confirmed by telephone to 847-562-4313).

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and other indemnified parties and their heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means       (New York City time) on      , 2011 or such other time as agreed by the Company and the Representatives.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Catalent Agreement” means the Softgel Commercial Manufacturing Agreement, dated July 23, 2009, between Catalent Pharma Solutions, LLC and the Company.

“Commission” means the Securities and Exchange Commission.

“Company Documents” “means (i) all Subject Instruments and (ii) all other material contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes,

debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreements” means the Note and Warrant Purchase Agreement, dated as of November 19, 2010, by and among the Company and the purchasers named therein and any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company in connection therewith or pursuant thereto, in each case as amended or supplemented, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333 170738), as amended (if applicable), including the Rule 430A Information.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits G and H hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than any Issuer Pricing Free Writing Prospectus) that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.

“Issuer Pricing Free Writing Prospectus” means any Issuer Free Writing Prospectus that reflects, among other things, the initial public offering price of the Securities and that is listed in Exhibit H hereto.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, subject to extension of such period as provided herein.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated           relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“Preferred Stock” means the Company’s preferred stock, par value $0.001 per share, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion.”  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Repayment Event” means any event or condition which (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto, that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Series A Preferred Stock” means the Company’s Series A Redeemable Convertible Preferred Stock, par value $0.001 per share.

“Series B Preferred Stock” means the Company’s Series B Redeemable Convertible Preferred Stock, par value $0.001 per share.

“Series C Preferred Stock” means the Company’s Series C Redeemable Convertible Preferred Stock, par value $0.001 per share.

“Subject Instruments” means the Existing Credit Agreements, the Catalent Agreement and the Stockholder Documents, and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16.  Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rules 164 and 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G or Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 17.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf  or in right of it or the Company, including stockholders, employees or creditors of Company.

SECTION 18.  Consent to Jurisdiction.  The Company hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

CLARUS THERAPEUTICS, INC.

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the

date first above written:

PIPER JAFFRAY & CO.

WELLS FARGO SECURITIES, LLC

LAZARD CAPITAL MARKETS LLC

NEEDHAM & COMPANY, LLC

By:	PIPER JAFFRAY & CO.

By
Authorized Signatory

By:	WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Piper Jaffray & Co.
Wells Fargo Securities, LLC
Lazard Capital Markets LLC
Needham & Company, LLC
Total

A-1

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

Robert E. Dudley

Steven A. Bourne

Sandra Faulkner

Stanley C. Penzotti

Michael S. Wasserman

Bruce C. Robertson

James E. Thomas

Alex Zisson

David E. Riggs

Richard A. King

Thomas, McNerney & Partners, L.P.

TMP Nominee, LLC

TMP Associates, L.P.

Thomas, McNerney & Partners II, L.P.

TMP Nominee II, LLC

TMP Associates II, L.P.

H.I.G. Ventures - Clarus, LLC

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

1

LOCK-UP AGREEMENT

CLARUS THERAPEUTICS, INC.

Public Offering of Common Stock

Dated as of                            , 201

Piper Jaffray & Co.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Piper Jaffray & Co.

150 East 42nd St., 35th Floor

New York, New York 10017

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York  10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Clarus Therapeutics, Inc., a Delaware corporation (the “Company”), Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date hereof through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

The foregoing sentence shall not apply to: (a) transactions relating to shares of Common Stock or Capital Stock acquired in open market transactions after the completion of the Offering; (b) transfers of shares of Common Stock or Capital Stock (i) as a bona fide gift or gifts, or by will or intestate succession upon the death of the undersigned, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (iii) as a distribution or transfer to general or limited partners, members or stockholders of the undersigned or (iv) in connection with a merger or sale of the Company, regardless of how such a transaction is structured (it being further understood that this agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender shares of Common Stock or Capital Stock in, any such transaction or taking any other action in connection with any such transaction); provided that that (A) in the case of any transfer under each of clauses (b),  (i), (ii), and (iii) it shall be a condition to such transfer that (x) each transferee shall sign and deliver a lock up letter substantially in the form of this agreement, (y) any such transfer shall not involve a disposition for value and (z) such transfer is not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (y) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer and (B) in the case of any transfer under clause (b)(iv), such merger or sale of the Company is for 100% of the outstanding Capital Stock of the Company and has been approved by the Board of Directors.  For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Any shares of Common Stock or Capital Stock received upon exercise of options granted to the undersigned or upon conversion of exchange of any other security will also be subject to this agreement, provided that nothing contained herein shall limit or restrict the ability of the undersigned to exercise any such options or convert or exchange any such security into shares of Common Stock or Capital Stock.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of shares of Common Stock or Capital Stock, provided that the shares of Common Stock or Capital Stock subject to such plan may not be sold until after the

2

expiration of the Lock-up Period (as the same may be extended as described below) and no public announcement or filing under the .Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

If:

(1)                                 during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)                                 prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Representatives waive, in writing, such extension.  Written notice of any extension of the Lock-Up Period pursuant to the previous sentence will be delivered by the Company to the undersigned.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period pursuant to the immediately preceding sentence), the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as the same may have been extended pursuant to the immediately preceding sentence) has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) either the Representatives or the Company advising the other in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the termination of the Underwriting Agreement prior to the closing of the Offering, and (iii) June 30, 2011, in the event that the Underwriting Agreement has not been executed by that date.

The undersigned acknowledges and agrees that whether or not the Offering actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

4

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

Lock-up Agreement

EXHIBIT D

FORM OF OPINION OF COMPANY COUNSEL

D-1

EXHIBIT E

FORM OF INTELLECTUAL PROPERTY COUNSEL OPINION

E-1

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price:  $     per share

Net proceeds, before expenses, to the Company:  $     per share

Settlement date:

F-1

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

G-1

EXHIBIT H

ISSUER PRICING FREE WRITING PROSPECTUS